UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K
                            -------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 19, 2006

                            -------------------------
                            SONOMAWEST HOLDINGS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                            -------------------------

            DELAWARE                      000-01912             94-1069729
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)     (IRS EMPLOYER
         INCORPORATION)                                      IDENTIFICATION NO.)

         2064 HIGHWAY 116 NORTH
         SEBASTOPOL, CALIFORNIA                                       95472
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (707) 824-2534

                                      SAME
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

         On June 19, 2006, SonomaWest Holdings, Inc. (the "Company") issued a press release announcing that it had received from Walker R. Stapleton, the Company's President and Chief Executive Officer, a letter withdrawing his expression of interest in initiating a management-led buyout transaction of the Company by an investment group consisting of Mr. Stapleton and members of his family, including Craig Stapleton, who is the Company's largest stockholder. The letter indicates that the range between the amount the investment group was willing to propose in connection with its management led buyout offer and the amount the Special Committee of the Board of Directors of the Company was willing to accept was too broad for negotiations to continue in a positive direction. Therefore, the investment group informed the Special Committee they would not be proceeding with an offer to acquire the outstanding shares of common stock held by holders other than the investment group, and that the investment group intends that the Company's business be returned to ordinary course operations with the goal of developing the Company while creating value for all shareholders.

         A copy of the press release is attached hereto as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit List      Description of Exhibit
         ------------      ----------------------

         Exhibit 99.1      Press Release dated June 19, 2006


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SONOMAWEST HOLDINGS, INC.

Date: June 19, 2006                            By:  /s/ Walker R. Stapleton
                                                    -----------------------
                                                    Walker R. Stapleton
                                                    Chief Executive Officer